Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
En Pointe Technologies, Inc.
Gardena, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58528, 333-58536, 333-90037, 333-64785, 333-06395, 333-10583, 333-33323 and 333-88828) of En Pointe Technologies, Inc. of our report dated December 24, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.
/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
May 12, 2009